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Rise Gold Negotiates US$500k in Debt Financing

October 2, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that it has entered into a secured loan agreement with Myrmikan Gold Fund, LLC (the "Lender") for a US$500,000 loan (the "Loan"). The Loan has a term of 4 years and an annual interest rate of 15%. Interest will accrue and be payable along with the principal upon maturity. The Lender will be issued 2,882,514 share purchase warrants (the "Warrants") as additional consideration for advancing the Loan. Each warrant entitles the holder to acquire one share of the Company at an exercise price of US$0.1735 for a period of four (4) years from the date of issuance. The Loan may be repaid prior to the maturity date, in whole or in part, provided that all accrued interest is paid. The Loan will be secured against the assets of the Company and its subsidiary and will be used for the Company's working capital. Daniel Oliver Jr., a director of the Company, is the managing member of the Lender. Mr. Oliver disclosed his interest in the proposed transaction and abstained from voting on the resolution approving the Loan, which was unanimously approved by the remaining directors. The Warrants and any shares acquired upon exercise of the Warrants will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws. The transaction is subject to regulatory acceptance.

To the extent that the participation of Mr. Oliver in the transaction may constitute a "related party transaction" under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions ("MI 61-101"), the Company is relying on exemptions from the formal valuation requirements of section 5.4 of MI 61-101 and minority shareholder approval requirements of section 5.6 of MI 61-101. As the fair market value of the related party's participation is not more than 25% of Rise Gold's market capitalization, the related party transaction is exempt from the formal valuation requirements pursuant to subsection 5.5(a) of MI 61-101 and from the minority approval requirements pursuant to subsection 5.7(1)(a) of MI 61-101.

The securities described in this news release have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President and CEO

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, California, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.